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                                                                   EXHIBIT 10.27

                                                                 [SYMANTEC LOGO]

                      FY04 EXECUTIVE ANNUAL INCENTIVE PLAN

                     MANAGEMENT COMMITTEE MEMBERS - GRADE 20
                PRESIDENT AND CHIEF OPERATING OFFICER - GRADE 22

This Annual Incentive Plan ("The Plan") issued by Symantec Corporation ("Symantec") is effective April 1, 2003, until otherwise stated. The Board of Directors reserves the right to alter or cancel any or all such Plans for any reason at any time.

Symantec Corporation                   Proprietary and Confidential            1

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                FY04 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

JOB CATEGORY:            MANAGEMENT COMMITTEE MEMBERS, GRADE 20
                         PRESIDENT AND CHIEF OPERATING OFFICER, GRADE 22

Purpose: Provide critical focus on specific, measurable goals and to provide incentive compensation upon their attainment.

Bonus Target:            The target incentive for these executive positions are
                         as follows:
                         Grade 20: 60% of annual base salary
                         Grade 22: 75% of annual base salary

                         Annual base salary will be reviewed and established at the beginning of each fiscal year. Bonuses will be paid based on actual annual base salary earnings from time of eligibility in the Executive Incentive Plan through March 31, 2004.

Bonus Payments:          The incentive will be paid once annually. Payment will
                         be made within six weeks of the financial close of the fiscal year. Any payments made under this plan are at the sole discretion of the Board of Directors.

Components:              Two metrics will be used to determine the annual bonus
                         payment:

           METRIC                    WEIGHTING
           ------                    ---------
Corporate Revenue                       50%
Corporate Earnings per Share            50%

Achievement Schedule:    Each metric has a minimum performance threshold that
                         must be exceeded before that portion of the metric will be paid. Payment for corporate results is uncapped.

Pro-ration:              The Annual Incentive Plan calculation will be based on
                         all eligible base salary earnings for the year, and will be pro-rated based on the number of weeks of participation.

Eligibility:             The Plan participant must be a regular, full-time
                         employee at the end of the fiscal year in order to participate. If the company grants an interim payment for any reason, the participant must be a regular, full-time employee at the end of that performance period in order to receive such payment. A plan participant who leaves before the end of the fiscal year will not receive the end of the fiscal year payment under the Plan or any pro-ration thereof.

Exchange Rates:          The Corporate Performance metrics will not be adjusted
                         for any fluctuating currency exchange rates. Actual growth numbers will be used.

Acquisition:             In the event of an acquisition or purchase of products
                         or technology, the Revenue Growth and Earnings per Share numbers will be adjusted to reflect the change and are to be approved by the Compensation Committee of the Board of Directors.

Plan Provisions:         This plan supersedes any previous incentive or bonus
                         plan that may have been in existence. Those plans are null and void with the issuance of this plan for FY04.

                         Participating in the plan for FY04 does not guarantee participation in future incentive plans. Plan structures and participation will be determined on a year to year basis and are guidelines only.

                         The Board of Directors reserves the right to alter or cancel any or all such Plans for any reason at any time.

   Symantec Corporation           Proprietary and Confidential                 2

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                         The Board of Directors, acting on behalf of the
                         shareholders in their best interests, reserves the right to exercise their own judgment with regard to company performance in light of uncontrollable events including, but not limited to, currency fluctuations, business goal modification, and management changes.

    Symantec Corporation          Proprietary and Confidential                 3